Exhibit 16.1 - Letter from Stark Winter Schenkein & Co., LLP



Stark Winter Schenkein & Co., LLP
7535 East Hampden Ave. Suite 109
Denver, CO  80231

August 29, 2002

Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re:  Malahat Energy Corporation

Gentlemen:

Pursuant to the request of the above referenced Company, we affirm that:

     (1) We have read the Company's response to Item 4 of Form 8-K dated August 29, 2002; and

     (2)  We agree with the response.


Very Truly Yours,


/s/ Stark Winter Schenkein & Co., LLP
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